Exhibit 4.16

USED PW6122A FIVE ENGINE PURCHASE AGREEMENT

BY AND BETWEEN

PRATT & WHITNEY ENGINE LEASING, LLC

AND

LAN AIRLINES S.A.

DATED JULY 28, 2011

This document contains proprietary information of Pratt & Whitney Engine Leasing LLC (“PWEL”). PWEL offers the information contained in this document on the express condition that you shall not disclose or reproduce the information in whole or in part without PWEL’s express written consent. Neither receipt nor possession of this document alone, from any source, constitutes PWEL’s permission. Possessing, using, copying or disclosing this document by anyone without PWEL’s express prior written consent may result in criminal and/or civil liability.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

USED PW6122A FIVE ENGINE PURCHASE AGREEMENT

This Used PW6122A five (5) Engine Purchase Agreement (hereinafter referred to as this “Agreement”) is entered into as of July 27 2011, by and between Pratt & Whitney Engine Leasing, LLC, a limited liability company organized and existing under the laws of the State of Delaware having a place of business at 400 Main Street, East Hartford, Connecticut 06108 USA (hereinafter referred to as “Buyer” or “PWEL”) and Lan Airlines S.A. a corporation organized and existing under the laws of Chile and having a place of business at Avenida Presidente Riesco 5711, 20th Floor. Las Condes, Santiago, Chile (hereinafter referred to as “Seller”). Buyer and Seller shall herein be referred to collectively as the “Parties” and individually as a “Party.”

WITNESSETH:

WHEREAS, on the Closing Date of each Engine Seller will be the owner of one of the five (5) used PW6122A engines bearing manufacturer’s serial numbers 318104, 318111, 318118, 318119 and 318120 with engine stands, engine mounts, as specified in the original EASA Form 1 and Technical Parts List, as set forth in Exhibit A hereto;

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the engines; and

NOW, THEREFORE, Seller and Buyer agree as follows:

SECTION 1. DEFINITIONS

In addition to any other terms defined herein, the following capitalized words have the following meanings for all purposes of this Agreement. The definitions are equally applicable to the singular and plural forms of the words.

A.	General Definitions

“Agreement” means this Used PW6122A Engine Purchase Agreement together with all exhibits hereto.

“Bill of Sale” means the warranty bill of sale for each Engine in the form of Exhibit B hereto.

“Closing” means, with respect to each Engine the closing of the purchase and sale of the Engine, as evidenced by the delivery of the Bill of Sale to Buyer.

“Closing Date” means, with respect to each Engine the date on which the Closing occurs. There may be more than one Closing Date.

“Dollars” and “$” means the lawful currency of the United States of America.

“Engines” means the five (5) used Pratt & Whitney model PW6122A engines bearing manufacturer’s serial numbers 318104, 318111, 318118, 318119 and 318120, each with an engine stand and all Parts installed in or on said engine on the date of original delivery of such engine to Seller as specified in the original EASA Form 1 and the Technical Parts List, As-Built report and/or LAN’s Engine As Incoming Inventory, as set forth in Exhibit A hereto.

Pratt & Whitney Proprietary – Subject to Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

“Expenses” shall have the meaning assigned to in Section 7.1 hereof.

“Government Entity” means any (i) national, state or local government and (ii) board, commission, department, division, instrumentality, court, agency or political subdivision thereof.

“Law” means any (i) statute, decree, constitution, regulation, order or any directive of any Government Entity, (ii) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party and (iii) judicial or administrative interpretation or application.

“Part” means any part, component, appliance, accessory, instrument, communications equipment, furnishing, module, or other item of equipment installed in or attached to the Engines to which Seller has title.

“Person” means any individual, firm, partnership, joint venture, trust, corporation, Government Entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.

“Security Interest” means any encumbrance or security interest whatsoever, however and wherever created or arising including any right or ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim or right of possession or detention.

“Seller Indemnitee” shall have the meaning assigned to it in Section 7.1 hereof.

“Taxes” shall have the meaning assigned to it in Section 6.1 hereof.

“Total Loss” means with respect to any Engine:

a.	Destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason;

b.	Actual, constructive, compromised, arranged or agreed total loss;

c.	Requisition of title, confiscation, forfeiture or any compulsory acquisition or other similar event;

d.	Sequestration, detention, seizure or any similar event for more than ninety (90) consecutive days

SECTION 2. SALE OF ENGINES; PURCHASE PRICE

2.1 Sale of Engines. Subject to the terms, covenants and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Engines.

Pratt & Whitney Proprietary – Subject to the Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

2.2 Purchase Price. The purchase price for each of the five (5) Engines shall be [***].

2.3 Payment of Purchase Price. The Purchase Price for each Engine shall be paid as set forth in Section 2.4 hereof by Buyer to Seller on the Closing Date.

2.4 Seller’s Bank Account. The Purchase Price will be paid by wire transfer of immediately available U.S. Dollar funds to Seller’s bank account at:

Bank:	[***]
ABA No.:	[***]
Acct. No.:	[***]
Acct. Name:	[***]
Ref:	[***]

or to such other bank account as Seller may from time to time reasonably designate by written notice (“Seller’s Bank”).

SECTION 3. DELIVERY AND CLOSING

3.1 Place of Delivery and Closing. Seller will deliver the Engines to Buyer at Seller’s facilities in Santiago, Chile, or such other location as may be mutually agreed in writing (the “Delivery Location”), in accordance with the schedule contained in Exhibit A.

3.2 Scheduled Closing Date. The Closing Date for each Engine is scheduled to occur in accordance with the schedule in Exhibit A or such later date as may be mutually agreed in writing.

3.3 Closing. At Closing for each of the Engines, the following shall take place:

(a)	Buyer shall pay to Seller the Purchase Price as set forth in Section 2.2 hereof for the applicable Engines.

(b)	Seller shall execute and deliver to Buyer the applicable Bill of Sale.

3.4 Total Loss of the Engines. In the event a Total Loss of an Engine or Engines occurs prior to the Closing Date for that Engine or those Engines, the parties shall be released from their remaining obligations hereunder with respect to that Engine or those Engines.

3.5 Transfer of Title. At Closing for each Engine, title to each of the Engines shall be conveyed at the delivery location specified in Section 3.1 upon delivery of the Bill of Sale to Buyer.

3.6 Risk of Loss. On the Closing for each Engine and upon payment of the Purchase Price, all risk of loss or damage to that Engine shall pass from Seller to Buyer.

SECTION 4. CONDITION OF ENGINES AT SALE

4.1 Condition at Sale. On the Closing Date for each Engine and prior to each Closing, Buyer shall be entitled to satisfy itself, pursuant to Section 4.2 that the respective Engine:

(a) [***];

Pratt & Whitney Proprietary – Subject to the Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

(b) [***];

(c) [***];

(d) [***];

(e) [***]

(f) [***].

Once the Buyer has inspected an Engine pursuant to Section 4.2 and confirmed compliance of that Engine with the requirements described in this Section 4.1, the Closing shall occur with respect to that Engine and the Buyer shall deliver to Seller the Delivery Receipt. The Delivery Receipt shall be conclusive proof that the Buyer has determined that the Engine complies with the requirements of this Section 4.1.

4.2 Ground Inspection. Prior to the Closing Date for each Engine, Buyer, or its agent, will have an opportunity to inspect the Engine at its sole expense and risk. Buyer acknowledges that it is relying on its or its agent’s own inspection and knowledge of the Engine and not on any inspection or representation of Seller, other than the representations and warranties set out in Section 9.

4.3 Disclaimer.

(a) THE ENGINE AND EACH PART THEREOF IS BEING SOLD IN ITS THEN “AS IS, WHERE IS” CONDITION, WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEE OF ANY KIND BEING MADE OR GIVEN BY SELLER, ITS SERVANTS OR AGENTS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE.

SELLER SPECIFICALLY DISCLAIMS (A) ANY EXPRESS OR IMPLIED WARRANTY AS TO THE AIRWORTHINESS, VALUE, DESIGN, QUALITY, MANUFACTURE, OPERATION, OR CONDITION OF THE ENGINE; (B) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE; AND (C) ANY IMPLIED REPRESENTATION OR WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

SECTION 5. CLOSING CONDITIONS

5.1 Conditions to Buyer’s Obligation with Respect to the Engines. Buyer’s obligation to pay the Purchase Price with respect to each Engine is subject to the satisfaction (or waiver by Buyer) of the following conditions in relation to such Engine:

(a) Seller will have tendered to Buyer all records, documents, data, and manuals relating to the maintenance and operation of each Engine listed in Exhibit A.

Pratt & Whitney Proprietary – Subject to the Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

(b)	The Buyer shall have completed its inspection of the Engine pursuant to Section 4.2 hereof and is satisfied in its sole discretion (acting reasonably) that the Engine is in the condition set out in Section 4.1 hereof. The Engine shall not be on watch or subject to repetitive inspection unless it applies to all PW6000 engines in service and no terminating action is available. In the event that terminating action is available, Seller shall only be required to undertake such terminating action if: (i) it can be undertaken on-wing; or (ii) it could reasonably be expected that not performing such terminating action will cause the Engine to be removed within the next 2500 cycles after the Closing Date.

(c)	Seller must provide time and cycles for the components listed in the table in Exhibit D.

(d)	The Engine shall have no more total cycles since new than that indicated in Exhibit A.

5.2 Conditions to Seller’s Obligation with Respect to the Engines. Seller’s obligations hereunder are subject to and contingent on the satisfaction or waiver of the following conditions in relation to the applicable Engine:

(a)	Buyer will have tendered to Seller the Purchase Price for the applicable Engine.

(b)	Buyer will have executed and tendered to Seller the Engine Delivery Receipt for the applicable Engine.

(c)	[***].

SECTION 6. TAXES

6.1 Indemnity. Buyer will pay promptly when due, and will indemnify and hold harmless Seller on a full indemnity basis from and against, all taxes, duties and fees (including without limitation any value added, franchise, transfer, sales, gross receipts, use, business, occupation, excise, personal property, stamp or other tax), and any assessments, penalties, fines, additions to tax or interest thereon which may be levied by any taxing authority or other Government Entity regardless of where located in connection with the sale, purchase, and delivery of the Engine (excluding any income or capital gains tax imposed on Seller) (collectively; “Taxes”). Buyer’s indemnity obligations will exist regardless of the manner in which such charges are imposed (whether imposed upon Seller, Buyer, all or part of the Engine or otherwise).

6.2 After-Tax Basis. The amount which Buyer is required to pay with respect to any Taxes indemnified against hereunder is an amount sufficient to restore Seller to the same position Seller would have been had such Taxes not been incurred.

6.3 Timing of Payment. Any amount payable pursuant to this Section 6 will be paid within ten (10) days after receipt of a written demand therefor from Seller accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, however, that such amount need not be paid by Buyer prior to the earlier of (i) the date any Tax is payable to the appropriate Government Entity or taxing authority or (ii) in the case of amounts which are being contested by Buyer in good faith or by Seller, the date such contest is finally resolved.

Pratt & Whitney Proprietary – Subject to the Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

6.4 Refunds. Upon receipt by Seller of a refund of all or any part of any Taxes which Buyer has paid, Seller will pay to Buyer the amount of such Taxes refunded less any expenses incurred by Seller in connection with such refund.

SECTION 7. INDEMNITIES

7.1 [***].

7.2 [Reserved.]

7.3 After-Tax Basis. The amount which an indemnitor will be required to pay with respect to any Expense indemnified against hereunder will be an amount sufficient to restore the Seller Indemnitee, on an after-tax basis, to the same position such Indemnitees would have been had such an expense not been incurred.

7.4 Timing of Payment. It is the intent of the parties that the Seller Indemnitee will have the right to indemnification for Expenses as soon as a claim is made, whether or not meritorious and whether or not liability is established, but subject to refund in accordance with Section 7.7.

7.5 Subrogation. Upon payment in full of any indemnity by an indemnitor, such indemnitor will be subrogated to any right of the Seller Indemnitee in respect of the matter against which such indemnity has been made.

7.6 Notice. The Seller Indemnitee will give prompt written notice of any liability for which an indemnitor is, or may be, liable under this Section 7; provided, however, that failure to give such notice will not terminate any of the rights of the Seller Indemnitee under this Section 7 except to the extent that an indemnitor has been materially prejudiced by the failure to provide such notice.

7.7 Refunds. If the Seller Indemnitee obtain a refund of all or any part of any amount, which an indemnitor has paid to the Seller Indemnitee, the Seller Indemnitee will pay to such indemnitor the amount of such refund less any expenses incurred by the Seller Indemnitee in connection with such refund.

7.8 Defense of Claims. Unless a default hereunder has occurred and is continuing, an indemnitor and its insurers will have the right (in each such case at such indemnitor’s sole expense) to investigate or, provided that such indemnitor or its insurers has not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to this Section 7 and the Seller Indemnitee will cooperate with such indemnitor and its insurers with respect thereto.

7.9 Other Indemnification. The indemnification under this Section 7 shall be effective even though the Seller Indemnitee may have received an agreement to indemnify and hold harmless with respect to the same matters by another Person, provided that the total indemnification from all sources shall not exceed the Expenses.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer the following as of the date hereof and as of the Closing Date:

8.1 Corporate Status. Seller is duly incorporated under the Laws in the Republic of Chile and is qualified to do business as now being conducted. Seller has the right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the Bills of Sale.

Pratt & Whitney Proprietary – Subject to the Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

8.2 Binding. This Agreement has been duly authorized, executed and delivered by Seller and is a valid, enforceable and binding obligation of Seller except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

8.3 No Breach. The execution and delivery of this Agreement, the consummation by Seller of the transactions contemplated herein and compliance by Seller with the terms and provisions hereof do not and will not contravene any Law applicable to Seller, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of Seller, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Seller is a party or by which Seller or its properties or assets may be bound or affected.

8.4 Title to Engine. On the Closing Date for each Engine, Seller will have good, valid and clear title to the Engine free and clear of all Security Interests.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller the following as of the date hereof and as of the Closing Date:

9.1 Corporate Status. Buyer is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. It has the corporate power and authority to carry on its business as presently conducted, to enter into this Agreement and perform its obligations hereunder.

9.2 Binding. This Agreement has been duly authorized, executed and delivered by Buyer and is a valid, enforceable and binding obligation of Buyer except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

9.3 No Breach. The execution and delivery of this Agreement, the consummation by Buyer of the transactions contemplated herein and compliance by Buyer with the terms and provisions hereof do not and will not contravene any Law applicable to Buyer, or result in any breach of or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which Buyer is a party or by which Buyer or its properties or assets may be bound or affected.

SECTION 10. NOTICES

10.1 Manner of Sending Notices. Any notice required or permissible under this Agreement will be in writing. Notices will be delivered in person (or air courier) or sent by fax, or a letter (mailed airmail or first class, certified and return receipt requested), addressed to the parties as set forth below. In the case of delivery in person or by air courier or by fax, notice will be deemed received upon actual receipt. In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing.

Pratt & Whitney Proprietary – Subject to the Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

10.2 Notice Information. Notices will be sent:

If to Buyer:	Pratt & Whitney Engine Leasing, LLC
400 Main Street M/S 131-43
East Hartford, CT 06108
	Attention:	[***]
	Telefax:	[***]
	Telephone:	[***]
Email: [***]

If to Seller:	LAN Airlines S.A.
Avenida Presidente Riesco 5711, 20th Floor
Las Condes, Santiago, Chile
Attention: [***]
Telephone No.: [***]
Fax No.: [***]
Email: [***]

SECTION 11. GOVERNING LAW AND JURISDICTION

11.1 New York Law. This Agreement will in all respects be governed by and construed in accordance with the Laws of the State of New York (notwithstanding the conflict Laws of the State of New York).

11.2 Non-Exclusive Jurisdiction in New York. The parties hereby consent to the non-exclusive jurisdiction of the Federal District Court for the Southern District of New York. Nothing herein will prevent either party from bringing suit in any other appropriate jurisdiction. EACH PARTY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS AGREEMENT.

11.3 Service of Process. The parties hereby agree that service of process may be made upon Seller and Buyer in accordance with any applicable provision of New York Law.

11.4 Prevailing Party in Dispute. If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Agreement, the prevailing party will be entitled to recover reasonable attorney’s fees and other costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by Law, be entitled to receive pre- and post-judgment interest.

SECTION 12. MISCELLANEOUS

12.1 No Brokers. The Engine is being sold and purchased without a broker. If any person asserts any claim against Seller or Buyer for fees or commissions by reason of any alleged agreement to act as a broker for either Seller or Buyer in this transaction, the party for which said person claims to have acted will on demand defend, indemnify and hold harmless the other party from and against all claims, demand, liabilities, damages, losses, judgments and expenses of every kind (including legal fees, costs and related expenses) arising out of such claim.

Pratt & Whitney Proprietary – Subject to the Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

12.2 Confidentiality. This Agreement is a confidential document between Buyer and Seller and will not be disclosed by a party to any third parties (other than to such party’s auditors, legal and technical advisors or as required by any court or applicable Law) without the prior written consent of the other party.

12.3 Rights of Parties. The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law. The rights of one party against the other party are not capable of being waived or amended except by express waiver or amendment in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right; any defective or partial exercise or any such rights will not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on a party’s part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.

12.4 Further Assurances. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law or reasonably requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

12.5 Headings. All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Agreement. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Agreement.

12.6 Invalidity. If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

12.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties in relation to the sale of the Engine by Seller to Buyer and supersedes all previous proposals, agreements and other written and oral communications in relation hereto.

12.8 Counterparts. This Agreement may be signed by the parties in separate counterparts, each of which when so signed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

12.9 Assignment of Warranties. Seller hereby assigns to the Buyer any and all assignable warranties of manufacturers, maintenance facilities and overhaul agencies, of and for each Engine, effective concurrently with the delivery of each Engine. Upon request of Buyer, Seller shall give Buyer aid and assistance at no cost to Seller in enforcing the rights of Buyer arising under such warranties. Upon request of Buyer, Seller shall give notice to any such manufacturers, maintenance facilities and overhaul agencies of the assignment of such warranties to Buyer.

Pratt & Whitney Proprietary – Subject to the Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

THE NEXT PAGE IS THE SIGNATURE PAGE

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“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective officers as of the date first set forth above.

	Lan Airlines S.A.	Pratt & Whitney Engine Leasing, LLC

Signature
Printed Name

Title

Date

Lan Airlines S.A.

Signature
Printed Name

Title

Date

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“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

EXHIBIT A

ENGINE DESCRIPTIONS AND CONDITIONS

Engine Serial Number	Engine Purchase Date	Not to Exceed Average Cycles at LAN	Not to Exceed Maximum Cycles at LAN	Not to Exceed Maximum Hours at LAN
[***]	Within five (5) business days after signature of this Purchase Agreement	[***]	[***]	[***]
TBD*	By delivery of the 6th Aircraft	[***]	[***]	[***]
TBD*	By delivery of the 11th Aircraft	[***]	[***]	[***]
TBD*	By delivery of the 14th Aircraft	[***]	[***]	[***]
TBD*	By delivery of the final Aircraft	[***]	[***]	[***]

*	The purchase date order of engine serial numbers 318104, 318111, 318119 and 318120 has yet to be determined.
**	For each additional cycle above [***] and any additional hours above [***] that are accumulated on an Engine, Seller will be invoiced Buyer’s then-current hourly rate in effect on the date of Engine purchase discounted by [***] the Buyer’s then-current cyclic rate in effect at the time the Engine is purchased. The applicable Buyer hourly and cyclic rates in effect for any additional cycles and hours accumulated on the first Engine to be purchased in accordance with Exhibit A are [***] Engine flight cycle and [***] per Engine flight hour for flight hour-per-flight-cycle ratios between [***].

ENGINE TECHNICAL RECORDS

1.	To the extent that such have been created and exist and are made available for inspection, the results of the most recent borescope inspections (video or otherwise) and test cell runs, current trend monitoring data and all other historical technical records including;

(i)	original delivery records from the manufacturers of the Engine;

(ii)	operational history since used;

(iii)	all previous shop visit certification and documentation;

(iv)	back to birth traceability on all LLP’s and

(v)	non-incident and accident statements from previous operators if any

2.	Operational history of the Engine.

3.	All utilization reports for the Engine.

4.	Airworthiness Directive and Service Bulletin Status Reports

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“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

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5.	Serviceability Tag FAA 8130-3 or EASA 1

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“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

EXHIBIT B

ENGINE WARRANTY BILL OF SALE

                                                                                   (“Seller”), was the owner of the full legal and beneficial title to the following equipment (collectively, the “Engine”):

1.	One (1) used PW6122A engine bearing manufacturer’s serial number *######*, with BFE and QEC,

2.	All appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment or property installed in or attached to the Engine, to which Seller holds title.

3.	All records and manuals applicable to such Engine.

4.	One engine transportation stand (SN , Base SN )

For valuable consideration, receipt of which is hereby acknowledged, Seller did sell, grant, transfer, sell, deliver and set over, on                     , 20    , at                                         , to Pratt & Whitney Engine Leasing, LLC (“Buyer”) and its successors and assignees forever all of Seller’s right, title and interest in and to the Engine, to have and to hold the Engine for its and their use forever.

Seller hereby warrants to Buyer and its successors and assigns that there is hereby conveyed to Buyer on the date hereof title to the Engine free and clear of all liens, claims, charges and encumbrances whatsoever. Seller will warrant and defend such title forever against all claims and demands.

This Engine Warranty Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York.

IN TESTIMONY WHEREOF we have set our hand on                     , 20    .

By:

Its:

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“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

EXHIBIT C

ENGINE DELIVERY RECEIPT

Pratt & Whitney Engine Leasing, LLC (“Buyer”) hereby accepts and acknowledges receipt from                                         , not in its individual capacity but solely as owner trustee (“Seller”) in accordance with the terms and conditions of the ENGINE PURCHASE AGREEMENT dated                          , 20     between the parties hereof, of One (1) used                                  model PW6122A engine bearing manufacturer’s serial number *######*, in                      configuration with BFE and QEC, on                     , 20     at                                                              . This Engine Delivery Receipt shall be governed by and construed in accordance with the laws of the State of New York.

                                                                                              ,

By:

Title:

Date:

PRATT & WHITNEY ENGINE LEASING, LLC

By:

Title:

Date:

Pratt & Whitney Proprietary – Subject to Restrictions on the Front Page

“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.

Used PW6122A Five Engine Purchase Agreement

July 28, 2011

EXHIBIT D

	PART NAME	Reference Part Number	Reference CMM/ATA Number	Time Tracked
x	OIL QUANTITY TRANSMITTER	5407114	79-22-11	YES
x	START VALVE	5407217, 1000851-3	80-13-52	YES
	ANTI-ICE VALVE	5408246	30-21-56	YES
	MAIN GEARBOX ASSY	5407242	72-61-01	YES
	STATOR ALTERNATOR (PMA)	5401589	73-21-15	YES
x	N° 4 BEARING SCAVENGE VALVE	5400912	79-22-17	YES
x	OIL PUMP (LUBE & SCAVENGE)	5407189	79-21-12	YES
x	TCA SHUTOFF VALVE CONTROLLER (LOW)	5405022	75-32-15	YES
x	HPC BLEED VALVE CONTROLLER (UP)	5405022	75-32-15	YES
x	TCC AIR VALVE	5401506	75-24-16	YES
x	TCA SHUTOFF VALVE	5408561	75-23-17	YES
	AIR OIL COOLER	5405158	79-21-51	YES
x	FUEL OIL COOLER ( FOC IDG )	5404881	79-21-18	YES
x	IDG OIL (FOC) BYPASS VALVE	5405342	24-21-53	YES
x	FUEL FLOW TRANSMITTER	5401591	73-31-24	YES
x	FUEL METERING UNIT (FMU)	5408183	73-22-20	YES
x	MAIN FUEL PUMP	5405441	73-11-14	YES
x	LPC (2,5) BLEED VALVE ACTUATOR	5401531	75-32-11	YES
x	HPC BLEED VALVE (Start Bleed LH)	5401498	75-32-13	YES
x	STATOR VANE ACTUATOR	5405269	75-31-15	YES
x	FUEL DISTRIBUTION VALVE	5407969	73-11-13	YES
x	N° 4 BEARING BUFFER AIR COOLER	5407713	75-22-14	YES
x	STARTER ASSY (Hamilton)	5407974, 1007714-1	80-13-42	YES

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“[***]” This information is subject to confidential treatment and has been omitted and filed separately with the commission.